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                                                                     EXHIBIT 4.4

[CLIFFORD CHANCE LOGO]                             LIMITED LIABILITY PARTNERSHIP

                                                                  CONFORMED COPY

                               DATED 23 JUNE 2003


                                     ABB LTD
                                   AS BORROWER

                                      WITH

                           CREDIT SUISSE FIRST BOSTON
                            ACTING AS FACILITY AGENT


                                   ----------
                               AMENDMENT AGREEMENT
                                  RELATING TO A
                               FACILITY AGREEMENT
                             DATED 17 DECEMBER 2002
                                   ----------

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THIS AGREEMENT is dated 23 June 2003 and made between:

(1) ABB LTD a company incorporated in Switzerland whose registered office is at Affolternstrasse 44, CH-8050 Zurich, Switzerland ("ABB");

(2) ABB LTD in its capacity as Obligors' Agent for each Obligor (other than ABB) and each Third Party Security Provider (as defined in the Original Facility Agreement) (the "OBLIGORS' AGENT");

(3)     CREDIT SUISSE FIRST BOSTON as agent of the Lenders (the "FACILITY
        AGENT"); and

(4)     CREDIT SUISSE FIRST BOSTON as security trustee (the "TRUSTEE").

WHEREAS the Facility Agent has received an Updated Liquidity Plan, an update to the PWC Reports and a Divestment Asset List (incorporating Building Systems); and

WHEREAS the Original Facility Agreement has previously been amended pursuant to two amendment request letters from ABB and a confirmation of consent in respect of each such request by the Majority Lenders dated 26 March 2003 and 3 June 2003 respectively from the Facility Agent, and the Parties wish to record such amendments as set out in Schedule 1 to this Agreement.

IT IS AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS
        In this Agreement:

        "AMENDED AGREEMENT" means the Original Facility Agreement, as amended by this Agreement.

        "EFFECTIVE DATE" means the date of this Agreement.

        "ORIGINAL FACILITY AGREEMENT" means the $1,500,000,000 Facilities Agreement dated 17 December 2002 between ABB and certain subsidiaries of ABB as borrowers and guarantors, the Facility Agent, Barclays Capital, Bayerische Hypo-Und Vereinsbank AG, Credit Suisse First Boston and Citigroup Global Markets Limited (formerly Salomon Brothers International Limited) as arrangers and others, as amended as set out in
        Schedule 1 (RECORD OF PRIOR AGREED AMENDMENTS).

1.2     INCORPORATION OF DEFINED TERMS
        (a) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

        (b) The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

                                      - 1 -
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1.3     CLAUSES
        (a) In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

        (b)      Clause and Schedule headings are for ease of reference only.

2.      AMENDMENT

        With effect from the Effective Date the Original Facility Agreement shall be amended as set out in Schedule 2 (AMENDMENTS TO ORIGINAL FACILITY AGREEMENT).

3.      REPRESENTATIONS

        ABB (in respect of itself and each Group Company) makes the Repeating Representations and the representation in paragraph (f) of Clause 19.11 (FINANCIAL STATEMENTS AND LIQUIDITY PLANS) as if each reference in those representations to "this Agreement" or "the Finance Documents" includes a reference to (a) this Agreement and (b) the Amended Agreement.

4.      CONTINUITY AND FURTHER ASSURANCE

4.1     CONTINUING OBLIGATIONS
        The provisions of the Finance Documents shall, save as amended in this Agreement (and as previously amended as set out in Schedule 1 (RECORD OF PRIOR AGREED AMENDMENTS)), continue in full force and effect.

4.2     FURTHER ASSURANCE
        ABB shall, at the request of the Facility Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.      FEES, COSTS AND EXPENSES

5.1     TRANSACTION EXPENSES
        ABB shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably and directly incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5.2     ENFORCEMENT COSTS
        ABB shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) directly incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under this Agreement.

5.3     STAMP TAXES
        ABB shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

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6.      MISCELLANEOUS

6.1     INCORPORATION OF TERMS
        The provisions of clause 35 (PARTIAL INVALIDITY), clause 36 (REMEDIES AND WAIVERS), clause 39 (GOVERNING LAW) and clause 40 (ENFORCEMENT) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.

6.2     COUNTERPARTS
        This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                      - 3 -
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                                   SCHEDULE 1

                        RECORD OF PRIOR AGREED AMENDMENTS

1. Paragraph (a) of Clause 21.2 (FINANCIAL CONDITION) of the Original Facility Agreement has been amended to replace the two relevant rows of the table set out therein as follows:

                        QUARTER DATE              RATIO
                        31 December 2002          2.5 : 1

                        31 March 2003             2.0 : 1

2.      The Divestment Asset List has been amended to include Building Systems.

                                      - 4 -
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                                   SCHEDULE 2

                    AMENDMENTS TO ORIGINAL FACILITY AGREEMENT

1.      The following definitions will be inserted into Clause 1.1
        (DEFINITIONS):

        "NEW CAPITAL MARKETS AMOUNT" means the amount of any New Capital Market Proceeds raised prior to 1 October 2003.

        "NEW CAPITAL MARKET PROCEEDS" means the cash proceeds of the issue of any bonds, notes, loan stock or other similar instrument raised prior to 1 October 2003 PROVIDED THAT:

        (a) such cash proceeds shall only constitute New Capital Market Proceeds up to an amount of $500,000,000;

        (b) such instrument is issued by a Borrower under this Agreement, is not secured and there is no other recourse to the Group other than a keep-well agreement from ABB;

        (c) the covenants contained in the terms of such instrument are to the extent equivalent to the covenants in this Agreement no more onerous than the covenants in this Agreement and all other covenants contained in the terms of such instrument are typically included in such instruments; and

        (d)      the maturity date under such instrument falls after 16 December
                 2004.

        "PERMITTED ASSET PREFINANCING" means the credit facility up to $300,000,000 provided or to be provided in favour of a Group Company that is the holding company of the non-core asset falling within the divestment and special item line in the Original Liquidity Plan for June 2004.

2. The definition of "Term-Out Option" in Clause 1.1 (Definitions) will be amended so the reference to "$750,000,000" is deleted and replaced by a reference to "$750,000,000 less 50 per cent. of the New Capital Markets Amount".

3. Sub-paragraph (ii) of Clause 7.1 (TERM-OUT OPTION) will be amended so that the reference to "$750,000,000" is deleted and replaced by a reference to "$750,000,000 less 50 per cent. of the New Capital Markets Amount".

4. Paragraph (a) of Clause 7.4 (REDUCTION OF FACILITY) will be deleted and replaced by the following:

        "7.4     REDUCTION OF FACILITY

                 (a) The Total Commitments shall be reduced in instalments on each date specified below (each a "REDUCTION DATE") such that the Total Commitments on any date do not exceed the amount set out on such date:

                        REDUCTION DATES

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
                        1 October 2003    An amount equal to 1,500,000,000 less
                                          50 per cent. of the New Capital
                                          Markets Amount.

                        1 November 2003   $1,200,000,000

                        1 December 2003   $1,000,000,000"

5. The definition of "Net Capital Markets Proceeds" will be amended to add the following exclusions at paragraphs (viii) and (ix):

        "(viii)  the New Capital Market Proceeds; and

        (ix)     the Permitted Asset Prefinancing."

6. Sub-paragraph (c)(i)(2) of Clause 8.6 (MANDATORY PREPAYMENT OTHER PROCEEDS) will be amended to delete all the text in parentheses at the end of such sub-paragraph.

7. Paragraph (a) of Clause 8.7 (EXCESS AVAILABLE CASH) will be amended to add the words "up to and including November 2003" after the words "on the last Business Day of any calendar month".

8.      A new clause 8.8 will be inserted as follows:

        "8.8     PERMITTED ASSET PREFINANCING

                 (a) If on 1 July 2004 the Permitted Asset Prefinancing has not been repaid and cancelled in full (the amount outstanding or available to be drawn being the "PREFINANCING AMOUNT"), ABB shall promptly notify the Facility Agent.

                 (b) ABB shall procure an amount equal to the Prefinancing Amount is applied in reduction of the Facility on 1 July 2004 in accordance with the provisions of Clause 8.9 (APPLICATION OF MANDATORY PREPAYMENTS)."

9. Clause 8.8 (APPLICATION OF MANDATORY PREPAYMENTS) will be renumbered as Clause 8.9 and will be amended so that after the words "Clause 8.7 (EXCESS AVAILABLE CASH)" in line 3, the following is inserted:

        "or Clause 8.8 (PERMITTED ASSET PREFINANCING)".

10. Paragraph (b) of Clause 19.25 (REPETITION) will be amended to delete reference to "paragraph (e) of Clause 19.11" and replace it with "paragraph (f) of Clause 19.11".

11. The definition of "Total Gross Debt" in Clause 21.1 (FINANCIAL DEFINITIONS) will be amended to add the words "and adjusted to disregard the debt constituted by the New Capital Markets Proceeds" after the words "to repay debt" in the fourth line of that definition.

12. Clause 22.3 (NEGATIVE PLEDGE) will be amended to add the following exclusion at paragraph (xxiii):

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        "(xxiii) any Security over the shares of the non-core asset falling within the divestment item line in the Original Liquidity Plan for June 2004 provided in connection with the Permitted Asset Prefinancing;"

13. Sub-paragraph (b)(xxiii) of Clause 22.3 (NEGATIVE PLEDGE) will be renumbered as (b)(xxiv) and the following amendments will be made to this sub-paragraph:

        (a) the reference in line 1 to "(xxii)" will be amended to read "(xxiii)"; and

        (b)      the reference in line 3 to "(xxii)" will be amended to read
                 "(xxiv)".

14.     A new Clause 22.19 will be inserted as follows:

        "22.19   PERMITTED ASSET PREFINANCING

                 (a) ABB shall procure that the terms of the documentation entered into or to be entered into to effect the Permitted Asset Prefinancing at all times comply with the following:

                        (i)     there is a maximum facility amount of
                                $300,000,000;

                        (ii) to the extent covenants apply or relate to members of the Group other than the original borrower or the relevant non-core asset under the Permitted Asset Prefinancing those covenants shall be no more onerous than the covenants in this Agreement; and

                        (iii) the Permitted Asset Prefinancing shall not have the benefit of any Security other than as permitted under sub-paragraph (b) (xxiii) of Clause 22.3 (NEGATIVE PLEDGE) and there shall be no other recourse to any member of the Group other than the original borrower of such facility and ABB.

                 (b) ABB shall procure the Permitted Asset Prefinancing is repaid on or prior to the disposal of the non-core asset falling within the divestment and special item line in the Original Liquidity Plan for June 2004 in order that such asset is sold free of this debt. "

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                                   SIGNATURES

ABB

ABB LTD

By:     P. VOSER (CFO)

        A. STORCK (DEPUTY CFO)


OBLIGORS' AGENT

ABB LTD

By:     P. VOSER (CFO)

        A. STORCK (DEPUTY CFO)


THE FACILITY AGENT

CREDIT SUISSE FIRST BOSTON

By:     MARIA DE LELLIS

        IRINA BORISOVA


THE TRUSTEE

CREDIT SUISSE FIRST BOSTON

By:     MARIA DE LELLIS

        IRINA BORISOVA

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